Exhibit 99.2

CATALYST PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 17, 2022, Catalyst Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Eisai Co., Ltd. (“Eisai”). Pursuant to the terms of the Purchase Agreement, on January 24, 2023, the Company acquired Eisai’s U.S. rights, title and interest in and to FYCOMPA®, an anti-epileptic medication (“Fycompa”), including certain related assets, intellectual property and product inventory (the “Transaction”) for $164.2 million in cash and liabilities.

The pro forma information presented herein consists of (i) an unaudited pro forma condensed combined balance sheet as of September 30, 2022, and (ii) unaudited pro forma condensed combined statements of operations and comprehensive income for the nine months ended September 30, 2022 and the year ended December 31, 2021. The presentation of the unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it had occurred on September 30, 2022. The presentation of the unaudited pro forma condensed combined statements of operations and comprehensive income reflects the combined results as if the Transaction had occurred on January 1, 2021, the beginning of the Company’s 2021 fiscal year. The unaudited pro forma condensed combined financial statements include adjustments that reflect the accounting for the Transaction in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Company has a fiscal year-end of December 31, and corresponding quarter-ends of March 31, June 30, and September 30. Eisai has a fiscal year-end of March 31 and fiscal quarters ending on June 30, September 30, and December 31. Accordingly, the Company has combined its consolidated balance sheet as of September 30, 2022, with Fycompa’s statement of assets acquired and liabilities assumed as of December 31, 2022, to report the unaudited pro forma condensed combined balance sheet. Additionally, the Company has combined its consolidated statements of operations and comprehensive income for the nine months ended September 30, 2022, and the year ended December 31, 2021, with Fycompa’s statement of revenues and direct expenses for the nine months ended December 31, 2022 and the year ended March 31, 2022 for purposes of the unaudited pro forma condensed combined statements of operations and comprehensive income. The different periods between the Company and Fycompa align the unaudited pro forma financial statements with the reporting and disclosures that accompany this unaudited pro forma condensed combined financial information.

As discussed in Note 3 to the unaudited pro forma condensed combined financial statements, the Company has concluded, in accordance with U.S. GAAP, that the Transaction does not meet the definition of a business. However, for purposes of this Form 8-K, and in accordance with Rule 3-05 and Rule 11-01, the Transaction is considered the purchase of a business since the historical revenue-generating activities of Fycompa will continue in essentially the same fashion following the Transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (1) the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 16, 2022 respectively, and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 filed with the SEC on November 9, 2022, and (2) the Abbreviated Financial Statements of Fycompa as of and for the year ended March 31, 2022 and as of and for the nine months ended December 31, 2022, included in this Form 8-K. Pursuant to Rule 3-06 of Regulation S-X, the Company used an unaudited period between nine to twelve months (i.e., the Company’s period from January 1, 2022 through September 30, 2022 combined with Fycompa’s period from April 1, 2022 through December 31, 2022) to satisfy the requirements for one of the two audited annual periods required by Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to be indicative of the future financial position or operating results of the combined operations and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Transaction.

CATALYST PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

(in thousands, except share data)

	Catalyst (Historical)	Fycompa (Historical) Adjusted for Reclassifications (Note 2)	Transaction Accounting Adjustments	Notes		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$256,065	$—	$(165,531)	3	(A)	$90,534
Accounts receivable, net	9,337	—	—			9,337
Inventory	7,132	3,345	603	3	(B)	11,080
Prepaid expenses and other current assets	3,776	1,915	3,238	3	(C)	8,929

Total current assets	276,310	5,260	(161,690)			119,880
Operating lease right-of-use asset	2,833	—	—			2,833
Property and equipment, net	882	444	—			1,326
License and acquired intangibles, net	33,051	—	158,095	3	(D)	191,146
Deferred tax assets, net	20,029	—	—			20,029
Deposits	9	—	—			9

Total assets	$333,114	$5,704	$(3,595)			$335,223

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,529	$—	$—			$2,529
Accrued expenses and other liabilities	42,152	194	1,915	3	(E)	44,261

Total current liabilities	44,681	194	1,915			46,790
Operating lease liability, net of current portion	3,643	—	—			3,643
Other non-current liabilities	14,749					14,749

Total liabilities	63,073	194	1,915			65,182
Stockholders’ equity:
Preferred stock	—	—	—			—
Common stock	104	—	—			104
Additional paid-in capital	245,514	—	—			245,514
Retained earnings	24,391	—	—			24,391
Accumulated other comprehensive income	32	—	—			32

Total stockholders’ equity	270,041	—	—			270,041

Total liabilities and stockholders’ equity	$333,114	$194	$1,915			$335,223

See accompanying notes to unaudited pro forma condensed combined financial information.

CATALYST PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Nine Months ended September 30, 2022

(in thousands, except share data)

	Catalyst (Historical)	Fycompa (Historical) Adjusted for Reclassifications (Note 2)	Transaction Accounting Adjustments	Notes		Pro Forma Combined
Revenues:
Product revenue, net	$153,255	$101,833	$—			$255,088
License and other revenue	191	—	—			191

Total revenues	153,446	101,833	—			255,279
Operating costs and expenses:
Cost of sales	23,198	5,617	23,714	3	(F)	52,529
Research and development	15,696	7,967	—			23,663
Selling, general and administrative	43,515	44,286	—			87,801

Total operating costs and expenses	82,409	57,870	23,714			163,993

Operating income (loss)	71,037	43,963	(23,714)			91,286
Other income, net	674	—	—			674

Net income (loss) before income taxes	71,711	43,963	(23,714)			91,960
Income tax provision	14,103	—	5,062	3	(G)	19,165

Net income (loss)	$57,608	$43,963	$(28,776)			$72,795

Net income per share:
Basic	$0.56					$0.71

Diluted	$0.52					$0.66

Weighted average shares outstanding:
Basic	102,967,280					102,967,280

Diluted	110,352,214					110,352,214

Net income (loss)	$57,608	$43,963	$(28,776)			$72,795
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	180	—	—			180

Comprehensive income (loss)	$57,788	$43,963	$(28,776)			$72,975

See accompanying notes to unaudited pro forma condensed combined financial information.

CATALYST PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Year ended December 31, 2021

(in thousands, except share data)

	Catalyst (Historical)	Fycompa (Historical) Adjusted for Reclassifications (Note 2)	Transaction Accounting Adjustments	Notes		Pro Forma Combined
Revenues:
Product revenue, net	$137,997	$124,661	$—			$262,658
License and other revenue	2,836	—	—			2,836

Total revenues	140,833	124,661	—			265,494
Operating costs and expenses:
Cost of sales	21,884	16,350	32,222	3	(F)	70,456
Research and development	16,936	11,656	—			28,592
Selling, general and administrative	49,628	55,960	—			105,588

Total operating costs and expenses	88,448	83,966	32,222			204,636

Operating income (loss)	52,385	40,695	(32,222)			60,858
Other income, net	282	—	—			282

Net income (loss) before income taxes	52,667	40,695	(32,222)			61,140
Income tax provision	13,185		2,119	3	(G)	15,304

Net income (loss)	$39,482	$40,695	$(34,341)			$45,836

Net income per share:
Basic	$0.38					$0.44

Diluted	$0.37					$0.43

Weighted average shares outstanding:
Basic	103,379,349					103,379,349

Diluted	107,795,585					107,795,585

Net income (loss)	$39,482	$40,695	$(34,341)			$45,836
Other comprehensive income
Unrealized gain (loss) available-for -sale securities, net of tax	(179)	—	—			(179)

Comprehensive income (loss)	$39,303	$40,695	$(34,341)			$45,657

See accompanying notes to unaudited pro forma condensed combined financial information.

CATALYST PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The Company and Fycompa’s historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in the section, above, the Company and Eisai have differing historical reporting periods. Accordingly, the accompanying unaudited pro forma condensed combined financial information includes the following:

Unaudited pro forma condensed combined balance sheet as of September 30, 2022:

•	The Company’s consolidated balance sheet as of September 30, 2022; and

•	Fycompa’s statement of assets acquired and liabilities assumed as of December 31, 2022.

Unaudited pro forma condensed combined statement of operations and comprehensive income for the nine months ended September 30, 2022:

•	The Company’s consolidated statement of operations and comprehensive income for the nine months ended September 30, 2022; and

•	Fycompa’s statement of revenues and direct expenses for the nine months ended December 31, 2022.

Unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended December 31, 2021:

•	The Company’s consolidated statement of operations and comprehensive income for the year ended December 31, 2021; and

•	Fycompa’s statement of revenues and direct expenses for the year ended March 31, 2022.

While the Company, and Eisai have different fiscal period ends, Rule 11-02(c)(3) of Regulation S-X permits fiscal period ends to be within one quarter between the acquirer and acquiree, and thus the financial information was combined. The unaudited pro forma condensed combined balance sheet is presented as if the transaction occurred on September 30, 2022. Additionally, the unaudited pro forma condensed combined statements of operations are each prepared as if the transaction occurred on January 1, 2021, the first day of the Company’s fiscal year, the earliest period presented in the accompanying unaudited condensed combined pro forma financial information.

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Fycompa have been determined to be similar in all material respects to the Company’s accounting policies. As a result, no adjustments for accounting policy differences have been reflected in the unaudited pro forma condensed combined financial statements.

Note 2. Reclassifications and Conforming Financial Statement Line Items

Certain reclassifications and conforming updates have been made to the historical presentation of Fycompa to conform to the financial statement presentation of the Company, as follows:

Balance Sheet as of September 30, 2022

Amount (in thousands)	Presentation in Fycompa’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$3,345	Inventories	Inventory
142	Inventories	Prepaid expenses and other current assets
444	Property, plant and equipment, net	Property and equipment, net
194	Accrued expenses	Accrued expenses and other liabilities

Statement of Operations and Comprehensive Income for the Nine Months ended September 30, 2022

Amount (in thousands)	Presentation in Fycompa’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$101,833	Net product sales	Product revenue, net
5,617	Cost of products sold	Cost of sales
7,967	Research and development expenses	Research and development
44,286	Promotion and selling expenses	Selling, general and administrative

Statement of Operations and Comprehensive Income for the Year ended December 31, 2021

Amount (in thousands)	Presentation in Fycompa’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$124,661	Net product sales	Product revenue, net
16,350	Cost of products sold	Cost of sales
11,656	Research and development expenses	Research and development
55,960	Promotion and selling expenses	Selling, general and administrative

Note 3. Transaction Accounting Adjustments

On January 24, 2023, the acquisition date, the Company acquired Eisai’s U.S. rights, title and interest in and to Fycompa, including certain related assets, intellectual property and product inventory (the “Transaction”) for $164.2 million in cash and liabilities. The Company has accounted for the acquisition of Fycompa as an acquisition of assets in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, Business Combinations, and Accounting Standards Update (ASU) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, whereby the Company recognized assets acquired based on their estimated fair values on the acquisition date. Due to the screen test as required by ASU 2017-01, the acquisition does not meet the definition of a business as, based on the final terms of the Transaction on the acquisition date, substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset.

Concurrently with the acquisition, the parties entered into two related agreements: (i) a short-term Transition Services Agreement (the “TSA”) for commercial and manufacturing services and (ii) a long-term Supply Agreement for the manufacturing of Fycompa. Under the TSA, Eisai will provide commercial and manufacturing services to the Company for a transition period following the acquisition date. Further, under the Supply Agreement, Eisai will manufacture Fycompa for the Company for a period of seven years (or such longer period as is set forth in the Supply Agreement) following the acquisition date. The service fees for the TSA will be charged based on the actual number of FTEs performing services. Under the Supply Agreement, charges will be based on provided supply prices. The service fees for the TSA and the supply prices for the Supply Agreement were determined to be similar to market rates.

The aggregate consideration for the Transaction is $164.2 million, which consists of $162.3 million in cash paid and $1.9 million accrued as a liability as of the Transaction date.

Eisai is also eligible to receive a contingent payment of $25 million if certain regulatory milestones are met. As the regulatory milestones are not probable, the Company did not recognize any amount related to the milestone payments in the purchase price.

Additionally, after the loss of patent exclusivity for Fycompa, the Company may be obligated to pay certain royalties to Eisai on net sales of Fycompa. As the Transaction is accounted for as an asset acquisition under U.S. GAAP, the Company will recognize the royalty payments in cost of sales as revenue from product sales is recognized.

Preliminary purchase price allocation

The Company has estimated the allocation of the purchase consideration to acquired assets and assumed liabilities based on their relative fair value. This purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and statements of comprehensive income.

The following table summarizes the allocation of the purchase consideration (amounts in thousands):

Balance sheet line item	Amount
Inventory	$3,948
Prepaid expense and other assets	1,915
Property and equipment	444
License and acquired intangibles	158,095

Total assets acquired	164,402
Accrued expenses and other liabilities	194

Total liabilities assumed	194

Total net assets acquired	$164,208

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(A) Cash and cash equivalents

Reflects the cash paid for the Transaction, $161.6 million, as well as approximately $3.9 million of direct transaction costs related to the Transaction.

(B) Inventory

Reflects a step up of $0.6 million for the fair value of the inventory. The fair value was estimated using both a top-down and a bottoms-up methodology. A top-down method starts with the estimated selling price of the inventory on hand reduced for the estimated costs of disposal, the related estimated profit for the costs of disposal, as well as estimated holding costs. A bottoms-up method is based on the sum of the book value, any costs already incurred toward procurement and manufacturing efforts, and a reasonable profit allowance for the efforts contributed and assets used by the acquiree.

(C) Prepaid expenses and other current assets

Reflects a reimbursement of $3.2 million which will be credited against certain transition services to be provided by Eisai.

(D) Intangible assets

The Company identified the acquired rights to market and sell Fycompa in the United States (the “product rights”) as an acquired intangible asset with a fair value of $157.8 million. The products rights consist of certain patents and trademarks and regulatory approvals, marketing assets, and other records, and have been valued as a single intangible asset as they are inextricably linked. The fair value of the product rights was determined primarily using an income approach, namely a multi-period excess earnings method.

As the purchase price was greater than the total fair value of all acquired assets and assumed liabilities, the amount allocated to the product rights was increased by $0.3 million and a total of $158.1 million allocated to the Fycompa product rights intangible asset.

(E) Accrued liabilities

Reflects the recognition of $1.9 million in estimated direct transaction costs related to the Transaction which were probable and estimable as of the acquisition date.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income

(F) Cost of sales

The product rights intangible asset is amortized using the straight-line method over its estimated useful life of 5 years, which is determined by identifying the period over which substantially all of the cash flows from the asset are expected to be generated. The amortization expense of $23.7 million and $31.6 million for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively, is recorded in cost of sales.

Also reflects an adjustment to increase cost of sales by the inventory step-up amount of $0.6 million as the inventory is expected to be sold within 12 months of the acquisition date. Accordingly, this adjustment will not affect the Company’s results of operations beyond 12 months after the transaction date, and the entire adjustment is included in the unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended December 31, 2021.

(G) Income tax expense

The pro forma presentation of the effect on income tax expense (benefit) was calculated using a U.S. estimated statutory rate of 25%. The adjustments are summarized in the following tables:

Nine months ended September 30, 2022

(amounts in thousands, except tax rate)	Net income (loss) before income taxes	Statutory Tax Rate	Income tax expense (benefit)
Combined pro forma adjustments to net income before income taxes	$(23,714)	25%	$(5,929)
Plus: Historical Fycompa income before taxes	43,963	25%	10,991

Pro forma adjustment			$5,062

Year ended December 31, 2021

(amounts in thousands, except tax rate)	Net income (loss) before income taxes	Statutory Tax Rate	Income tax expense (benefit)
Combined pro forma adjustments to net income before income taxes	$(32,222)	25%	$(8,055)
Plus: Historical Fycompa income before taxes	40,695	25%	10,174

Pro forma adjustment			$ 2,119

Note 4: Net income per share

Net income per share was calculated using the Company’s historical weighted average shares outstanding and diluted weighted average shares outstanding, as there were no shares or dilutive securities issued as a result of the Transaction.